Exhibit 99.1

         Cosi, Inc. Announces Closing of Public Offering of Common Stock

DEERFIELD, Ill., June 20--Cosi, Inc. (Nasdaq: COSI - News) announced today the closing of its previously announced public offering. In addition, Cosi announced that the underwriters have exercised their over-allotment option in full to purchase an additional 761,421 shares of common stock. Including the over-allotment shares, Cosi has issued and sold a total of 5,837,563 shares at a public offering price of $6.30 per share. Upon completion of the offering and exercise of the over-allotment option, as of June 20, 2005, Cosi has 38,035,081 shares outstanding.

SG Cowen & Co., LLC and RBC Capital Markets acted as managing underwriters for this offering. Copies of the final prospectus relating to the offering and meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from SG Cowen & Co., LLC, Four Embarcadero, Suite 1200, San Francisco, CA 94111 or RBC Capital Markets, Dain Rauscher Plaza, 60 South 6th Street, Minneapolis, MN, 55402-4422.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Cosi, Inc.

Cosi is a premium convenience restaurant company that owns and operates company restaurants and offers franchises to qualified restaurant operators. Cosi restaurants feature authentic hearth baked crackly crust flatbread which forms the basis for savory sandwiches and pizzas and accompanies freshly tossed salads. Cosi currently has 93 restaurants in sixteen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Georgia, Tennessee, Washington, California, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

     Media Contact:                       Investor Contact:
     Jon Morgan or Adam Weiner            Cynthia Jamison
     Kekst and Company                    Cosi, Inc.
     (212) 521-4800                       (847) 597-8801